UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(Amendment No. 2)

GEORGIA INTERNATIONAL MINING CORPORATION
(Name of small business issuer in its charter)

NEVADA				1000			20-2308107
State or jurisdiction of 		(Primary Standard Industrial 	(I.R.S. Employer
Identification No.)
incorporation or organization 	Classification Code Number)

299  1917 West 4th Avenue, Vancouver, BC. V6J 1M7 (604) 454-8035
(Address of principal place of business or intended principal place of business)

Nevada Corporate Headquarters, Inc.
101 Convention Center Drive 7th floor,
Las Vegas
NV 89109
702 873 9027
(Name, address and telephone number of agent for service)
Copies to:
Dennis Brovarone
Attorney and Counselor at Law
18 Mountain Laurel Drive, Littleton, CO 80127

Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

CALCULATION OF REGISTRATION FEE

Title of each class
of securities to be
registered
Amount to
be
registered
Proposed Maximum
offering price
per unit
Proposed
maximum
aggregate
offering price
Amount of
registration
fee
Existing shares no
warrants
2,200,000
$0.001
$2,200

Units -consisting of
1 common share and 1
common stock
purchase warrant
10,000,000
$0.10
$1,000,000
$117.70
Shares of common
stock underlying
warrants


10,000,000


$0.12


$1,200,000


$141.24

Total

20,000,000


$2,200,000

$258.94


	PROSPECTUS

Maximum Offering: 10,000,000 units
Offering Price: $.10 per unit

Georgia International Mining Corporation, a Nevada corporation, offers for sale, on a self- underwritten, a maximum of 10,000,000 units at a price of $0.10 per unit. The minimum investment is $200 (2,000 units). Each unit has one common share and one warrant attached to it and is exercisable at $0.12 per one warrant. The warrants expire within five years from the date the shares were issued. Proceeds from the sale of the units will be held in escrow with Mr. Dennis Brovarone, Attorney at Law, in a non-interest bearing account at Bank One Colorado in Littleton, Colorado until the maximum number of units is sold or until management at their sole discretion terminates the offering.. This offering may be extended to additional 60 days at their discretion. This offering will end no later than 8 months or240 days from the offering date. The offering date is the date by which, this registration statement becomes effective. This offering could be terminated prior the expiration of the initial 180 days offering period if we sell the maximum number of units or at management's sole discretion.
This is our initial public offering. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will pay for expenses of this offering.
The offering price may not reflect the market price of our units after the offering. The units will be offered and sold by our officers and directors without any discounts or other commissions. An indeterminate number of units may be sold through broker/dealers who are members of the National Association of Securities Dealers, and who will be paid a maximum of a 10% commission on the sales they make. We currently have no agreements, arrangements or understandings with any broker/dealers to sell the securities or units.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning at "Risk Factors" page 2 before investing in our common stock. Investing in our securities involves risk.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Price to
public
Underwriting
Discounts and
Commissions (1)
Proceeds to
Company (1)
(2)
Per Unit
$0.10
$0.01
$0.09
Total
Maximum
$1,000,000
$100,000
$900,000

(1) Represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the units and the warrants. We plan to have our officers offer and sell the units. They will receive no discounts or commissions. We do not have any agreements or understandings with any broker/dealers, although we may, at our discretion, retain such to assist in the offer and sell of the units. In such event, we will update this prospectus accordingly.

(2) Proceeds to us are shown before deducting offering expenses payable by us estimated at $30,000, including legal and accounting fees and printing costs.

This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or Subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Until a date, which is 90 days after the date of this prospectus, all dealers that buy, sell or trade our common shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this Prospectus is December 15, 2005.


Table of Contents


PROSPECTUS SUMMARY	2
THE OFFERING	2
RISK FACTORS	3
WHERE YOU CAN GET ADDITIONAL INFORMATION	7
USE OF PROCEEDS	8
DETERMINATION OF OFFERING PRICE	8
DILUTION	9
COMPARATIVE DATA	10
SELLING SECURITY HOLDERS	10
PLAN OF DISTRIBUTION	10
LEGAL PROCEEDINGS	13
MANAGEMENT	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
DESCRIPTION OF SECURITIES	15
STOCK AND WARRANT TRANSFER AGENT	16
INTEREST OF NAMED EXPERTS AND COUNSEL	17
LEGAL AND ACCOUNTING MATTER	17
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES	17
DESCRIPTION OF BUSINESS	17
MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION	22
DESCRIPTION OF PROPERTY	24
TRANSACTIONS WITH MANAGEMENT	24
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	24
EXECUTIVE COMPENSATION	24
FINANCIAL STATEMENTS	25
ITEM 27.  EXHIBITS.	45
This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or Subscriptions.




PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety, and particularly the information set forth in "Risk Factors, page 3."

Georgia International Mining Corporation, hereafter referred to as we, us, our or GIMC, a Nevada corporation, intend to conduct exploration and evaluation of the gold potential in its optioned claims number 506325, 506328, 506335, 506336 and 506337 located in the Cariboo District, British Columbia, Canada and diamond potential in the King Fish and King East properties in the Southern Slave Province?

Once this offering is completed, we will begin and complete an exploratory drilling program and lab testing and if we consider the evaluation favorable we will determine the economic and legal feasibility factors prior to our commencement of setting-up the mining production equipment and hire the necessary work force. We have not yet received any revenues from our intended operations, nor have we otherwise engaged in any business operations.

GIMC has registered as an Extraprovincial Company in the province of British Columbia during August 2005 in order to conduct mining activities in Canada. The registration will allow us to apply for permits to conduct mining activities and to hire the required personnel. We are not aware of any existing or probable government regulation or costs that would affect our business. We are required to obtain a permit in order to operate a mine in British Columbia, Canada. We will apply to the Ministry of Energy, Mines and Petroleum Resources to obtain a Mineral Exploration Permit under the mine code of British Columbia, Canada. The process will take three weeks to complete from the date of the application and will cost $500. Our research indicated that the mineral claims under the option agreement with FEMS are not under any investigations under the environmental laws. FEMS has already obtained its permits to operate in the area and we expect to obtain our permits as well since we, or any of our directors and executives has no history of any legal or environmental violations.

We expect the initiation of the drilling program within 6 months of the completion of the offering.

THE OFFERING

Securities Offered: A maximum of 10,000,000 units at a $0.10 per unit. Each unit consists of one common share and one common stock purchase warrant. The warrant is exercisable at $0.12 per one warrant and expires within five years from the date the units were issued. The common stock sold in the share and the common stock underlying the warrant has a par value of $.001.

Offering Price: $0.10 per unit.
Escrow Agent: Dennis Brovarone, 18 Mountain Laurel Drive, Littleton, Colorado 80217.

The Escrow Agent will hold the funds in Escrow until the offering closes. The offering period starts from the date this document is approved (effective) by the SEC and is valid for 180 days (6 months) from that day. This period could be extended to another 60 days (2 months) at our sole discretion. If we have evidence that additional units are still being sold post the initial offering period. This offer could be terminated, at our sole discretion, before the expiration of the initial 180 days (6 months) mentioned.

This prospectus shall not be used prior the effectiveness of this registration statement under the securities act of 1933.

Selected Financial Data from the Nine month ended September 30, 2005

Income from Operations	$0
Total assets	287,744
Total Liabilities	288,475
Capital stock	8,200,000
Dividends declared	0

Until March 15, 2006 (90 days after the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

Executive office:

Our executive offices are located at: 229 1917 West 4th Avenue, Vancouver, BC V6J 1M7, telephone: (604) 454-8035 and fax: (604) 524-8639.


RISK FACTORS

An investment in the units offered hereby involves a high degree of risk. You should carefully consider the following risk factors in addition to the other information set forth elsewhere in this prospectus, including the Financial Statements and Notes, prior to making an investment in our common stock.

We have no operating history and expect to incur losses for the foreseeable future.

We were founded on January 19, 2005, have no operating history from inception to Prospectus date. We expect to incur losses for the foreseeable future due to additional costs and expenses related to: (See liquidity and capital resources on pages 23.

?	The implementation of our business model;
?	Drilling program costs;
?	The development of our market and product offerings;
?	The continued exploration to discover commercial reserves;
?	The development of strategic relationships;

If no minerals with commercial value were found, we will not be able to recover our costs and shareholders could lose their entire investment.

No member of our management team has geological engineering qualifications.

Our management team is experience in business management and investment. We will require to hire a mine manager with geological engineering background to run the drilling \ exploration program and to set-up the mining operations. We do not have the financial resources to hire such candidate, which is estimated at $60,000 per annum. If we cannot attract and retain such individual, we will not be able to implement our mining plans unless we raise the required capital.

We have to seek additional funding, which is likely given our limited capitalization even after this offering, investors in this offering may suffer substantial consequences such as dilution or a loss of seniority in preferences and privileges.

We need to raise additional capital to implement or continue operations; we will likely have to issue additional equity or convertible debt securities to finance further drilling and engineering studies before a final evaluation of viable commercial mineral deposit is made. This will further dilute the percentage ownership of investors in this offering. Furthermore, any new securities could have rights, preferences and privileges senior to those of our common stock. We currently do not have any commitments for additional financing. We cannot be certain that additional financing will be available when and to the extent required, or that if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms we may be unable to fund our operations, develop and enhance our mining technologies or respond to competitive pressures.

The option to purchase the mining claims as discussed in our strategy implementation plan on page 18 not go through.

If we raise less then the maximum amount of capital (number of units) we may have enough cash to drill fewer holes therefore lessening our chances to find valuable commercial deposits. Although the drilling and exploration activities suffice the contractual obligations to conduct mining activities soon after our securities are listed on one of the national markets, we may not have enough cash to make the $125,000 payment to Firstline Environmental Solutions, Inc., and therefore will default on the installment due on June 30, 2006. The default may cause legal actions for non-payment against us by Firstline Environmental Solution Inc.

The cost of an exploration and development program may exceed our capital resources even if the maximum offering is sold.

Drilling programs costs are projected on a best estimate and it's not uncommon that the drilling may hit some difficult spots in the ground. Depending on each situation, the cost of drilling may exceed the estimated costs and exceed available resources, therefore forcing the shut down of the mining exploration and development program. Investors will lose their investment if the exploration and development program is not completed unless, additional capital is raised.

Mining activities are sometimes hazardous and may cause bodily injuries.

While mining operators are known to exercise severe cautions while conducting mining activities, Sometimes accidents occurs on the mine site such as equipment tower collapse, falling rocks, collapse of all or part of a mining tunnel, Soils contamination ...etc. These accidents do happen because of mechanical failures, human error and natural causes (such as storms and earthquake). Although we will ensure maximum safety and will carry insurance, the insurance may not cover for legal claims made by the workers or their family in severe accidents where the worker has sustained permanent injury or even death. We will have to incur damage cost and lawyers fees to cover for such claims. Given our limited resources, we may not be able to pay such costs unless we raise additional funds, or be forced to suspend our operations.

The costs of compliance with laws and regulations regarding the environment and mining exploration and operation could adversely affect our business.

Our proposed exploration, mining and mineral processing operations are subject to the laws and regulations of federal, provincial, state and local governments in the jurisdictions in which we operates. These laws and regulations are extensive and govern prospecting, development, production, exports, taxes, labour standards, occupational health and safety, waste disposal, toxic substances, environmental protection, mine safety and other matters. Compliance with such laws and regulations increases the costs of planning, designing, drilling, developing, constructing, operating, closing, reclaiming and rehabilitating mines and other facilities. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation or interpretation thereof could have a material adverse impact on the Company, cause a reduction in levels of production and delay or prevent the development of new mining properties.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in exploration and mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violation of applicable laws or regulations.

General risks attendant to resource exploration and development could adversely affect our business.

Resource exploration and development is a speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but also from finding mineral deposits that, though present, are insufficient in quantity and quality to return a profit from production. The marketability of minerals acquired or discovered by us may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environment protection, the combination of which factors may result in us not receiving an adequate return on investment capital.

Exploration and development efforts may be unsuccessful.

There is no certainty that the expenditures to be made by us in the exploration described herein will result in discoveries of mineralized material in commercial quantities. Initial estimates of reserves, mineral deposits and production costs could vary significantly from the actual one. There can be no assurance that minerals recovered in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale. Material changes in ore reserves, grades, stripping ratios or recovery rates may affect the economic viability of any project. Investors may lose their investment in our company if no minerals with commercial value were discovered.

Mineral prices may not be sufficient to generate profits if and when we have minerals to sell.

The price of minerals is volatile over short periods of time, and is affected by numerous factors beyond our control, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining techniques. We do not know when or even if we will have mineral production and cannot predict the market prices for minerals if and when production begins. It is possible that mineral prices will not be sufficient to cover the costs of production and generate profits even if we enter into production.

Risks associated with penny stock rules could make resale of our shares difficult.

Our common stock is expected to be subject to the "penny stock" rules as defined in 1934 Securities and Exchange Act rule 3a51-1. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities. Penny stocks generally are equity securities with a price of less than U.S. $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common shares in the United States and shareholders may find it more difficult to sell their shares.

Our officers and director currently own approximately 59% of the issued and outstanding common shares. Such concentrated control allows these shareholders to exert significant influence in matters requiring approval of our shareholders.

Our three officers and director, taken as a group, currently beneficially own approximately 59% of our outstanding common stock. Such concentrated control of the company may adversely affect the price of our common stock. Our officers and director may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

The lack of a public market for our common stock may cause an investor to have difficulty reselling the shares.

Our common stock is not presently listed for trading on any exchange or market. Investors may have to indefinitely hold their shares and may have difficulty selling their shares.

GIMC cannot apply directly to any exchange or market to quote its securities. Only a market maker can do so by filing a form 15c2-11 on our behalf. The stock could only be traded if there is one or more broker- dealer willing to act as a market maker for GIMC. Although we will be seeking market makers to quote our securities on the Over The Counter Bulletin Board (OTCBB), we may not be able to convince any broker-dealers to act as market makers and make quotation on the OTCBB, therefore investors will not be able to trade their stocks.

Investors in our common stock will experience immediate and substantial dilution as a percentage of their holdings.

The net tangible book value of our common stock at September 30, 2005 was $0.001 per share based on 8,200,000 shares outstanding. Compared to the currently outstanding shares of our common stock, investors will experience an immediate dilution of 50% if the maximum offering is sold.

Our offering price is arbitrarily determined and is unrelated to any measure of value, actual income or assets.

Our offering price of $0.10 per unit was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

We have no employees and are largely dependent upon our officers, who have no drilling and exploration experience, to develop our business.

We rely heavily upon our officers to meet our needs. Mr. Mark Hague, our president, Ms. Noelle Anderson, our secretary and Reda Akladios our treasurer, CFO maintain outside employment, which limits the time they can devote to GIMC matters. Moreover, while Mr. Akladios has mineral exploration experience, Mr. Hague, and Ms. Anderson have no experience in mining exploration. Each officer will devote 20 hours per week to ensure the implementation of GIMC business plans.

Because we are a development stage company our auditors have raised substantial doubt regarding our ability to continue as a going concern.

We are in the development stage and have generated no revenues since our inception. Since we are still in the early stages of developing our company and because of the lack of business operations as at November 30, 2005, our independent auditors' opinion includes an explanatory paragraph about our ability to continue as a going concern. We will continue to incur operating expenses and legal and audit expenses. Our auditors have raised substantial doubt regarding our ability to continue as a going concern.

Forward -Looking Statements

This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about GIMC and the mining industry. When used in this prospectus, the words "expects," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Plan of Operations," "Business" and elsewhere in this prospectus. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.


WHERE YOU CAN GET ADDITIONAL INFORMATION

We will be subject to and will comply with the periodic reporting Requirements of Section 12(g) of the Securities Exchange Act of 1934. We will furnish to our shareholders an Annual Report on Form 10-KSB containing financial information examined and reported upon by independent accountants, and it has the obligation to provide quarterly interim reports such as Forms 10-QSB and Form 8-K and annual audited financial statements. There is no obligation by the SEC to have the quarterly financial reports audited, however management may ask the auditors to review the interim reports prior filing on EDGAR. Our Registration Statement on Form SB-2 with respect to the Securities offered by this prospectus, which is a part of the Registration Statement as well as our periodic reports may be inspected at the public reference facilities of the U.S. securities and Exchange Commission, Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549,or from the Commission's internet website, www.sec.gov and searching the EDGAR database for Georgia International Mining Inc. Copies of such materials can be obtained from the Commission's Washington, D.C. office at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We intend to register all shares and units (Units consisting of one share and one warrant) and 2,200,000 shares held by non-affiliates.


USE OF PROCEEDS

The following table sets forth management's estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.



Maximum
10,000,000
units
If sold
6,000,000
units
If sold
4,000,000
units


Total Proceeds

$1,000,000

$600,000

$400,000
Less:





Commission (1)
100,000
60,000
40,000

Offering
expenses
Filing fees

30,000

30,000

30,000


Net Proceeds

870,000

510,000

330,000
Use of Net Proceeds




Equipment
330,000
330,000
220,000

Maps and
reports
35,000
35,000
35,000

Assays
10,000
10,000
10,000

License and
registration
15,000
15,000
15,000

Working capital
480,000
120,000
50,000

Total use of net
proceeds

$870,000

$510,000

$330,000






(1)	We plan to have our officers offer and sell the units. They will receive no discounts or commissions. To the extent that our officers sell the units, the proceeds that allocated for commissions will be additional working capital. We do not have any agreements, arrangements or understandings with any broker/dealers to offer or sell our units, although we may, at our discretion, retain such to assist in the offer and sell of our units . This represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the units.
(2)	We assume that no warrants have been exercised until the drilling program is completed.


DETERMINATION OF OFFERING PRICE

We arbitrarily selected the offering price and exercise price for the warrants. There is no relationship between the offering price of the units and the exercise price for the warrants and our assets, earnings, book value, net worth or other economic or recognized criteria and future value of our units.

Our offering price of $0.10 per unit was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

The net tangible book value of our common stock at September 30, 2005 was $0.001 per share based on 8,200,000 shares outstanding. Compared to the currently outstanding shares of our common stock, investors will experience an immediate dilution of 45% if the maximum offering of 10,000,000 units is sold.



DILUTION

The proceeds from the sale of the units will vary depending on the total number of units sold. If all 10,000,000 units offered hereunder were sold, there would be a total of 18,200,000 common shares issued and outstanding. If the maximum 10,000,000 units were sold the net proceeds after deducting the offering costs of $30,000 will be $970,000. Adding the net offering proceeds to the net tangible book value, our total net tangible book value would be $978,020. Dividing our net tangible book value by the number of shares outstanding after the sale of the maximum offering results in a per share net tangible book value of approximately $.0.05.

Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in the book value of their shares of approximately $.05 or approximately 50% and our present shareholders will receive and immediate book value increase of approximately $.05 per share.

As an example if 4,000,000 units offered hereunder were sold, there would be a total of 12,200,000 common shares issued and outstanding. The net proceeds after deducting the offering costs of $30,000 will be $370,000. Adding the net offering proceeds to the net tangible book value, our total net tangible book value would be $378,020. Dividing our net capital book value by the number of shares outstanding discloses a per share book value of approximately $.03. Therefore, the shareholders who purchase the maximum in this offering will suffer an immediate dilution in book value of their shares of approximately $0.05 or approximately 50% and our present shareholders will receive an immediate book value increase of almost $0.05, and the shareholders who purchase less than the maximum in this offering will suffer an immediate dilution in book value of their shares of approximately $.07 or approximately 70% and our present shareholders will receive and immediate book value increase of almost $.03 per share.

The following table illustrates the dilution, which will be experienced by investors in the offering:




If
10,000,000
sold

If
400,000
sold
Offering price per unit before
deduction of offering expenses


$0.10


$0.10
Net tangible book value per
share before the offering


0.001


0.001
Net tangible book value per
share after the offering (1)


$0.05


$0.03
Dilution to new investor per
share (1)

$0.05

$0.07
Dilution to new investor as a
percentage (1)


50%


70%

(1) Assuming that the attached one warrant per share will not be exercised until such time our operation have commenced and a market for our common stock has been established.


COMPARATIVE DATA

The following chart illustrates our pro forma proportionate ownership, upon completion of the offering, assuming the maximum number of units is sold, of present stockholders and of investors in the offering, compared to the relative amounts paid and contributed to our capital by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering.

If maximum offering of 10,000,000 was sold


Shares
Owned
Approximate
Percentage
Total
Shares
Outstanding
Total
Consideration
Approximate
Percentage
Total
Consideration
Average
Price /
Share
New
Investors

10,000,000

55%

$1,000,000

99%

$0.10
Existing
Shareholders

8,200,000

45%

$8,200

1%

$0.001






If 4,000,000 was sold
New
Investors

4,000,000

33%

$400,000

98%

$0.10
Existing
Shareholders

8,200,000

67%

$8,200

2%

$0.001






PS: Assuming no warrants have been exercised.


SELLING SECURITY HOLDERS

None of our existing shareholders is selling securities pursuant to this prospectus.


PLAN OF DISTRIBUTION

Currently we plan to have our officers sell the units on a self-underwritten basis. They will receive no discounts or commissions. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering.

We also may retain licensed broker/dealers to assist us in the offer and sell of the units, if we deem such to be in our best interest. Any broker-dealer retained for the distribution will be deemed to be underwriters. At this time we do not have any commitments, agreements or understandings with any broker/dealers. The maximum underwriting discounts and commissions we are willing to pay to engage broker/dealers is 10%. In the event we retain any broker/dealers to assist in the offer and sell of our units and warrants we will update this prospectus accordingly.

In order to buy units and the attached warrant you must complete and execute the subscription agreement and return it to us at 299 1917 West 4th Avenue, Vancouver, BC. V6J 1M7. Payment of the purchase price must be made by check payable to the order of "Dennis Brovarone as Escrow Agent for Georgia International Mining Corporation." The check may be delivered directly to Mr. Brovarone at 18 Mountain Laurel Drive, Littleton, Colorado 80217, telephone 303 466 4092, or to us at the abovementioned address. Any subscription funds we receive will be delivered to the Escrow Agent by no later than noon of the business day following receipt. The escrow agent will hold the funds in escrow at Bank One Colorado until the offering closes.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Our officers will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     3. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with a broker/dealers. They have not nor will not participate in the sale of securities of any issuer more than once every twelve months. Our officers, directors or anyone affiliated or involved in the marketing of our units, does not reserve the right to purchase the units in order to reach the maximum sales threshold. Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Any changes in the material terms of the offering after the effective date of the registration statement would terminate the original offer and subscribers would then be entitled to a refund of their money. Material changes include the following:
?	Extension of the offering period beyond the disclosed time frame.
?	Change in the offering price
?	Change to allow sales to affiliate in order to meet the sales requirement
?	Change in the amount of proceeds necessary to release the proceeds held in escrow; and
?	Change in the application of proceeds.

If the changes above occur, any new offering may be made by means of a post-effective amendment.

Investors will have the right to withdraw their subscription while the offer is still active, however their will be banking charges related to the escrow fund that will be deducted from each withdrawal. The charges will be determined by the financial institute Bank One Colorado where the escrow account is held and will cover all costs relating to funds withdrawals Approximate cost for a wire transfer is $45.00 and the approximate cost for a bank draft is $20.00. We expect the costs to be in line with similar banking withdrawal transactions cost. Once the offer is terminated, investors will not have the right to withdraw their fund.

We intend to sell our units in the United States of America, the Canadian Provinces of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario, and/or offshore.

We intend to contact market makers immediately after this registration statement becomes effective.

Non-affiliate shareholders will offer their shares at the designated price ($0.10 until their shares are quoted on the Over the Counter (OTC) Bulleting Board and thereafter at prevailing market prices or privately negotiated prices. We intend to apply to NASD to have our shares listed on its over the counter bulletin board quotation service within one month of our registration statement becoming effective. To date no actions have been taken to apply to the NASD to have our shares listed on its over the counter bulleting board quotation service. Our common stock is not currently listed on any national exchange or electronic quotation system. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

?	Ordinary brokerage transactions and transactions in which the broker-
dealer solicits purchasers;
?	Blok trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
?	Purchases by broker-dealer as principal and resale by the broker-dealer for its account'
?	An exchange distribution in accordance wit the rules of the applicable exchange;
?	Privately negotiated transactions;

Once a market develops, we will file a post-effective amendment to revise the cover page and plan of distribution to reflect current market prices.

?	A combination of any such methods of sale; and
?	Any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit or the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares.

Penny Stock Rules / Section 15(g) of the Exchange Act

Our units are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated hereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASDAQ's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your units due to broker-dealer reluctance to undertake the above-described regulatory burdens.


LEGAL PROCEEDINGS

To our knowledge, neither us, nor any of our officers or director is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or director has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.


MANAGEMENT

The following table sets forth our director and executive officers, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until the stockholders duly elect their successor. Officers and other employees serve at the will of the Board of Directors.

Name
Age
Position
Term since
Mark Hague
37
Director \
President
January 2005
Noelle Anderson
32
Secretary
January 2005
Reda Akladios
46
Chief Financial
Officer
February 2005

The above individuals will serve as officers and/or directors. None of the officers or the directors are related. A brief description of their positions, proposed duties and their background and business experience follows:


Business Experience of Officers and the Director

Mark Hague. Since early 1990's Mr. Hague has been owner and operator of Fu Kwan Ltd., a company involved in Real Estate Development in British Columbia, Canada. Through his company, Mr. Hague developed many properties for commercial and residential use. He also developed sites for mining companies to house their employees and to store mining equipments. Mr. Hague continues to be the president of Fu Kwan Ltd. and devotes approximately 20 hours per week to Georgia International Mining Corporation and will devote additional time as need requires.

Noel Anderson: Since 1995's Ms. Anderson has been owner and operator of Anderson's Income Tax Service, a company which specialized in bookkeeping and the preparation of income tax returns in Vancouver, British Columbia, Canada. Since 2000, Ms. Anderson has also served as the Secretary of Fu Kwan. Ms. Anderson currently devotes approximately 20 hours per week to Georgia International Mining Corporation. She will devote additional time as need requires.

Reda Akladios: Mr. Akladios is involved in business management and consulting since 1985. He worked as controller for a number of companies in various industries including Vintage Consultants Ltd, an alcoholic beverage distributor (1990-1993), The Lowen Group, a funeral and cemetery operator (1994 to 1998) NASDAQ, North American Tungsten Corporation Ltd., a mining company (1999 to 2004) TSX venture exchange. Currently Mr. Akladios is the CFO of Laurence Holdsworth Construction Ltd. All the above are in Vancouver, British Columbia, Canada. Mr. Akladios, through his company, Akladios and Company, a business management consulting company, managed other companies such as Genco resources, A gold mining company in Vancouver (TSX Venture exchange, and was also the president and director of Beddis International Corp a start up com in the entertainment industry (Pink Sheet), Vision Electric ltd, and Speedy Plumbing and Rooter, both in the construction industry. Mr. Akladios is a qualified accountant in Canada and holds The Certified Management Accountant designation.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the persons known to us as beneficially owning more than five percent (5%) of the 8,200,000 shares which are presently outstanding and assuming the maximum offering of 10,000,000 units are sold. The table also shows the number of shares of common stock beneficially owned as of May 6, 2005, by each individual directors and executive officers and by all directors and executive officers as a group.

Name and address
Amount of
beneficial
ownership
% of class
before
offering
% of class
after
offering*
Mark Hague**
299 1917 West 4th
Avenue, Vancouver, BC.
V6J 1M7


4,200,000


51.2%


23.1%
Noel Anderson**
299 1917 West 4th
Avenue, Vancouver, BC.
V6J 1M7
200,000
2.4%
1.1%
Reda Akladios**
299 1917 West 4th
Avenue, Vancouver, BC.
V6J 1M7
400,000
4.8%
2.2%
Gino Mollica ***
1,000,000
12.19%
5.5%
Officers and Directors
As a Group (3 persons
2,400,000
29.41%
13.19%

* Assumes that 10,000,000 units are sold in this offering.
** Includes 200,000 shares held indirectly by a family member
*** Includes 800,000 shares held indirectly by family members. Mr. Mollica and his family are not related to the company in any way.
Relationship between the Mollica family and Gino:
Delaine Mollica (Gino's wife)
Peter Mollica (Brother to Gino)
Mike Mollica (Gino's Nephew)
Frank Mollica (Gino's Nephew)


DESCRIPTION OF SECURITIES

Common Stock

We are presently authorized to issue 70,000,000 shares of $.001 par value common stock. All shares when issued will be fully paid and non-assessable. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share they own at any shareholders' meeting. Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and upon liquidation are entitled to participate pro-rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to our Articles of Incorporation for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights, which means that the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors. We will furnish annual reports to our shareholders, which will include financial statements and other interim reports, as we deem appropriate.

Warrants

We currently have no issued or outstanding warrants. As part of this offering, each unit sold will contain a warrant. Each warrant represents the right to purchase one share of common stock at price of $.12 per share within five year from the date of issuance. The warrants will be immediately exercisable.

The exercise price and the number of shares to be issued upon exercise of the warrants are subject to adjustment in certain events, to the extent that such events occur after the effective date of the warrant agency agreement with Computershare Trust Company, Inc., Golden Colorado, including the issuance of common stock as a dividend on shares of common stock, subdivisions or combinations of the common stock or similar events. Except as stated in the preceding sentence, the warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of common stock for less than the exercise price of the warrants or the current market price of our securities.

We have the right to redeem the warrants at any time prior to their conversion upon not fewer than thirty days written notice to the warrant holder. We may call either the warrants in whole or in part, or may call varying parts of each class at any one time. If a call is made in part with respect to any class, the warrants called shall be determined by lot. The redemption price for the warrants shall be $.001 for each warrant. The warrants may only be redeemed after the common stock publicly trades at a bid price above $0.50 for a period of ten consecutive trading days. We shall request the warrant agent to provide written notice to the registered holders of the warrants selected for redemption, giving the dates as of which such warrants shall be redeemed. The warrants called for redemption shall not be exercisable after the redemption date. Payment of the warrant redemption price shall be made by check payable to the registered holder, thereof, on the books of the warrant agent. All notices of redemption shall be effected in accordance with the provisions on notice described in Section 12 hereof.

Holders of warrants will be entitled to notice in the event of (a) our granting to all holders of common stock of rights to purchase any share of capital stock or any other rights or (b) any reclassification of the common stock, any consolidation of our company with, or merger into any other entity or merger of any other entity into Georgia Mining International (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of any outstanding share of common stock), or any sale or transfer of all or substantially all of our assets.

We have reserved from authorized, un-issued shares a sufficient number of shares of common stock for issuance on exercise of the warrants. During the period in which a warrant is exercisable, exercise of such warrant may be effected by delivery of the warrant, duly endorsed for exercise and accompanied by payment of the exercise price and any applicable taxes or governmental charges, to the warrant agent. The shares of common stock issuable on exercise of the warrant will be, when issued in accordance with the warrants, fully paid and non-assessable.

The holders of the warrants have no rights as stockholders until they exercise their warrants.


STOCK AND WARRANT TRANSFER AGENT

Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80228 Tel: (303) 262-0600 has agreed to serve as transfer agent and registrar for our outstanding securities upon completion of this offering.


INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Georgia International Mining Corporation. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in Georgia International Mining Corporation.


LEGAL AND ACCOUNTING MATTER

LEGAL MATTERS
Certain legal matters will be passed upon for us by Denis Brovarone, Attorney at Law, Littleton, Colorado.

ACCOUNTING MATTERS
The financial statements for the period from inception (January 19, 2005) to September 30, 2005 is included in this prospectus and elsewhere in the registration statement. Our auditors are Cinnamon Jang Willoughby LLP, located in Burnaby, BC.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


DESCRIPTION OF BUSINESS

COMPANY HISTORY

Georgia International Mining Corporation was incorporated on January 19, 2005 in the State of Nevada. Our Address is: 299 1917 West 4th Avenue, Vancouver, BC. V6J 1M7. Our telephone number is: (604) 454-8035.

Upon formation, 8,200,000 shares were issued to twenty-two investors, including our officers and director for $8,200 or $0.001 per share. Our president and director, Mark Hague purchased 4,000,000 shares. His brother, Paul Hague purchased 200,000 shares. Our secretary, Noelle Anderson purchased 200,000 shares. Our chief financial officer, Reda Akladios purchased 200,000 shares and his wife, Fernanda Akladios purchased 200,000 shares.

Since its inception, GIMC had no business nor generated any revenue from any source.

BUSINESS STRATEGY

The purpose of the company is to develop and mine minerals for commercial use. The main focus is on the precious metal such as gold, diamond and silver. The secondary focus will be on the prime industrial metals such as copper and zinc. The mineralization focus is based on the market breadth and width for each type of mineral. The precious metals are used to hedge against economic fluctuations and for personal use, such as jewelry, and therefore its market is much greater then the industrial metals which, depends on economic conditions related to the manufacturing sector.

 We will be engaged in the exploration stage, Property development and production and sales of the minerals.

Investors should be aware that we are an exploration stage company. There is no assurance that a commercially viable mineral deposit will exist on the claims mentioned below.


STRATEGY IMPLEMENTATION

(a) The claims:

GIMC signed an option agreement with Firstline Environmental Solutions Inc, A Florida Corporation (FESI) dated July 30, 2005 to purchase three mineral claims numbers; 506335, 506336 and 506337 located in the Cariboo District, British Columbia. The claims are part of the Burns Group Mineral Claim that, encompass 3,900 hectare or 12,000 acres. The area size of the three claims is defined on the geological maps registered in the British Columbia Mining Office. The option price is $285,000 of which, $35,000 was paid upon signing the agreement and the remainder balance of $250,000 is payable on two installments (i) $125,000 due on June 30, 2006 and (ii) $125,000 due on June 2007. The agreement stipulates that GIMC must conduct mineral exploration as soon its securities become listed on a public market, and will have one year from that date to complete its exploration program on the three mineral claims otherwise, FESI will have the right to cancel this agreement and GIMC will not be entitled to recover its $35,000 investment. The option agreement does not include any current or future royalty payments or any other types of payments that will have to be accrued other then the two installments mentioned above once GIMC starts its mining operations. The region where the claims are situated enjoys a moderate weather that allows mining companies to conduct tests or drilling programs during the fall and early spring season. We may find deposits that will have a higher commercial value than the cost of production.

The three claims are accessible via highway 26 (Barkerville highway), which transects the northwestern portion of the claims a distance of 10 Km west from the town of Wells or 70 km east of the city of Quesnel.

Geological Exploration Program in General

Firstline Environmental Solutions engaged Robert E. "Ned" Reid, a Registered Professional Geologist, who has prepared this Geological Report and reviewed all available exploration data completed on the mineral claims. We have access to the report and the test results through the option agreement signed on July 30, 2005.
Mr. Reid is a graduate of the University of British Columbia, where he obtained a B.Sc. degree in geology in 1971. He is a registered Professional Geoscientist in the Association of Professional Engineers and Geoscientists of British Columbia. He has been employed by mining companies and others as Geoscientist since 1971.
A primary purpose of the geological report was to review information from previous exploration of the mineral claims and to recommend exploration procedures to establish the feasibility of a mining project on the mineral claims. The summary report lists various results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of prior exploration. The summary report also gave conclusions regarding potential mineralization of the mineral claims and recommended a further geological exploration program.
Conclusion and recommendation of the Geological Report
Based on Mr. Reid's research of the property he came to the following conclusions:
The positive results obtained from the 2004 exploration program have indicated two primary areas that require further investigation. These are recommended as a starting point for a program which should include exploration of the remainder of the property, which to date is either "under" or "unexplored". The first area is known as Foster East, which has a rugged topography and will require a survey prior to deciding whether hand trenching or equipment can be utilized. The survey would involve a geologist and 2 assistants for 5 days at a cost of $5,000
The second area is known as Perkin Gulch Shear and Vein System. The historical data from the area indicates that the majority of the ore zones are within 200 meters (600 feet) of the major faults. The estimated cost for drilling is $110 per meter totaling (200 x 110) $22,000. These costs do not include road building, core logging or assay costs which is an additional 15,000


GIMC has registered as an Extraprovincial Company in the province of British Columbia during August 2005 in order to conduct mining activities in Canada. The registration will allow us to apply for permits to conduct mining activities and to hire the required personnel. We are required to obtain a permit in order to operate a mine in British Columbia, Canada. We will apply to the Ministry of Energy, Mines and Petroleum Resources to obtain a Mineral Exploration Permit under the mine code of British Columbia, Canada. The process will take three weeks to complete from the date of the application and will cost $500. our research indicated that the mineral claims under the option agreement with FEMS are not under any investigation under the environmental laws. FEMS has already obtained its permits to operate in the area and we expect to obtain our permits as well since we or any of our directors and executives has no history of any legal or environmental violations.

We are not aware of any existing or probable government regulation or costs that would affect our business. We expect the initiation of the drilling program within 6 months of the completion of the offering.


(b) Drilling program:

The drilling program will cost substantial funds for studies, engineering and drilling number of wholes in the ground prior determining if we have a commercially viable mineral deposit.

We will hire a professional geologist and the necessary crew with the required equipment to conduct the drilling program. The professional geologist \ mining engineer will have all the required credential to practice in the province of British Columbia as well, a miner license that is required to run a mine site. The estimated time to complete the drilling program is 4 months (based on similar operations conducted by other mining companies in the region). Management expects to drill between one and five holes , depending on the amount of shares sold, at an estimates cost of $120,000 per hole based on similar programs that were conducted in the region. The cost of the drilling program will be funded entirely from this prospectus.

Our option agreement with Firstline gives us one year to complete the exploration program, which refers only to the drilling program.

The drilling program will identify the commercial value of gold veins and other minerals in the claims mentioned above, as well the estimated reserves. If the results were positive (Commercial value is higher then cost of production), then we will proceed to the next step, property development. If the results were negative (Commercial value is below cost of production) then we will stop the drilling program and depending on our liquidity position, we may decide to venture in another property. However the final decision in this case will be made in a general shareholders meeting.

It is a fact that modern technology (such as laser and satellite guided drilling and other high tech searching equipment) is available to the mining industry. We may find commercially valuable deposit since the early geological studies and sampling conducted by the geological engineer and the laboratory tests were positive. Although high technology provide invaluable tools and methods to achieve the required results, no guarantee that we will be successful in finding a commercially valuable deposit using all the high tech available in the market.

(c) Property development.

Assuming the drilling program has yielded a positive result, we will proceed to develop the claims to a production site. The site will contain all necessary facilities such as crushing and milling, required to produce the minerals as well, housing the mine employees. The time required to develop the property is estimated between 12 and 18 months from the time drilling program is completed. The cost to develop the mine site is estimated between $3,000,000 to $10,000,000 depending on the production volume. These costs include working capital and based on similar mining activities conducted by junior mining issuers such as North American Tungsten and Genco Resources Ltd.

GIMC will have to issue more stocks to raise the required capital for property development. At this stage, GIMC will seek the approval of the existing shareholders to issue additional stocks to finance the property development.

(d) Example of positive and negative results

Example:  Drilling Costs	     $800,000
Property Development       	$10,000,000
Total costs		        	$10,800,000
Positive results mean the commercial value of the discovered minerals is higher then the total costs of $10,800,000.

Investors should also be aware that we have to continue spending substantial funds in the future on further drillings and engineering studies to replenish our depleted mineral resources GIMC to continue as a viable mining company.


(e) Sales and marketing

As soon as the positive results from the drilling program are confirmed and the existing shareholders approve the new stock issuance, we will contact the commodity traders to secure sales contracts. The traders usually sign an agreement (namely: Supply Agreement) to purchase one or two years worth of supplies. This means GIMC will have one or two years of revenue generated from its mining activities to support its on going operations while seeking additional contracts or conducting more drilling programs to increase the volume of its mineral reserves.

GIMC intends to enter into agreement with one or more commodity trader and develop the business relationship with these commodity traders to secure sales contracts. The sale price will be determine upon sales agreement and is usually determined by the commodity price at that time. The commodity price is published daily in any public market (DJIA, NASDAQ, TSX etc) for precious metals and prime industrial metals, and monthly for secondary metals on the London Metal Bulletin Magazine.

GIMC intends also to be a member of a mining association (such as British Columbia Mining Association) to create market awareness. We will also develop an Internet Website to communicate our business initiatives and results to all of our stakeholders (Shareholders, employees, customers and suppliers).

(f) Competitive conditions

Demand for commodity has soared in the last few years as a result of the massive growth in some Asian countries as well, in North America. The growing demand and lack of sufficient supplies resulted in commodity price soaring and created a pressure on the mining industry to explore and develop new properties to ensure steady supplies.

The communities of the Cariboo Region, BC are known for mining and logging industries. There is no shortage of skilled labour to join our operations. The Association of Professional Engineers and Geoscientists of British Columbia has a pool of qualified engineers to draw from when assembling the crew for our operations. The initial number of crew to conduct the exploration phase is estimated at one engineer and 2 assistants.

Our management team is adopting the production efficiencies and the customer centric (focus) strategies as its competitive advantage. We intend to employ highly qualified employees and use state of the art technologies available to the mining industry for production efficiencies and to produce minerals with precise measurements and grade quality to meet customers' specifications. Production efficiencies will eliminate the need for a third party to rework our ore production, therefore decrease our production costs, and will guarantee to meet customers' need in a timely fashion.

We are a new and under funded company with no history of operations or revenue generation. Our management team, except for Mr. Akladios, has no mining background. Our competitors are in the business for many years and are well funded. Our success will depend on the successful implementation of our business strategies as outlined in this document.
MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
PLAN OF OPERATIONS
Our plan of operations for the next twelve months is to raise funds through the offering. The principal use of the offering proceeds will be to finance the drilling program and to provide working capital necessary to complete the exploration and drilling phase., please see Use of Proceeds, page 8.

As mentioned in our strategy implementation, we have signed an option agreement to purchase three claims from Firstline Environmental Solution Inc
(FESI) in the Kootenay Region, BC. GIMC has paid $35,000 to FESI at signing date. The funds were provided by our president and director Mr. Mark Hague, as a loan to GIMC, on July 30, 2005. These loans are unsecured, bears no fixed term of repayment and are non-interest bearing. Mr. Hague may, in the future, at his sole discretion, extend additional loans to the company. The claims were surveyed and samples were tested indicating positive results

We expect the initiation of the drilling program within 6 months of the completion of the offering. The drilling program will be the focus for the next twelve month. The process will encompass hiring personnel and buying or leasing equipment. The site drilling will take 4 months to complete. The drilling will commence early spring and complete by late fall or early winter (depending on the weather condition). The Purpose of the drilling program is to identify mineral ores with commercial value that would be sufficient to start mining operations. Management is committed to the success of the drilling program however, it warns that it has no guarantee that the drilling program will be successful and that more survey and analysis may be required to locate other potential spots for drilling at a cost beyond the value of this offering. Management will also establish a mining office with qualified personnel to communicate with the market and shareholders the progress and result of the drilling program as well, prepare for implementing the next phase.

In order to commence operations in British Columbia, GIMC has incorporated as Extraprovincial company in British Columbia, Canada and will apply for mining activities permit in accordance with mining code of British Columbia.

If we sell less then the maximum amount of the offering , we could start drilling one hole The cash proceeds will be totally directed towards the drilling operation with very little or no allocation to other management activities such as establishing a mining office.

The estimated cost to drill one hole is as follow:

Excavator trenching
7,500
Geochemical Survey
20,000
Geologist and 2 assistants
5,000
Laser guided drilling equipment
35,000
Haulage
10,000
Crane
10,000
Crusher
15,000
Site remediation
3,000
Assay lab test
10,000
Others
5,000
Total
$120,500

The estimated time to drill one hole is 5 days and the essay results will take 2-3 weeks to complete. The drilling program will be funded from this offering proceeds.

Once the drilling program is completed and results were positive, we will determine the economic and legal feasibility factors prior to our commencement of full mining operations. GIMC will seek additional funds via new offerings to fund the start of the mining operations, which include property (site) development, hiring personnel and buying or leasing mining equipment. The funds will also cover the costs of our sales and marketing initiatives.

The estimated production (product development) cost is as follow:

Site development
3,000,000
Mining Equipment
3,000,000
Milling equipment
2,500,000
Marketing and Customer services
500,000
Working capital for three month**
4,500,000
Total
$13,500,000

The product development cost will be financed by a new public offer.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2005 we had total assets of $287,744. During the quarter ended September 30 the company incurred expenses to retain legal counsel for the offering and other legal and dues. During the quarter ended September 30, 2005 our president and director Mr. Hague, paid $35,000 for the option agreement with Firstline Environmental Solutions Inc. Mr. Hague has also provided $3,059 as a loan to the company for working capital. These loans are interest free and have no payment schedule or maturity date. We believe that Mr. Hague will continue to pay offering and other expenses as and when needed. These funds will be recorded as shareholder loans. As a result of our current lack of capital, we are completely dependent upon the sale of the offering to implement our business plan. Even if the maximum offering is sold, we anticipate having to raise additional capital after twelve months.

The anticipated monthly costs are as follow:
One professional engineer
5,000
Three workers
15,000
$330,000 equipment prorated on 12
month
27,500
Insurance premium
1,000
Office expenses
10,000
Total monthly costs
$58,500

The expected monthly costs are $58,500 and the total costs for the next 12 months are $702,000. If we sold the maximum amount of units, we will be able to carry out our drilling program and will have sufficient funds to pay the 1st installment of $,125,000 due June 30, 2006 as follow:
Net proceeds			$870,000
Total Costs			$702,000
 June 30, 06 installment		$125,000
Net cash flow			$  43,000

If we sold the fewer amount of units, we will have to scale down the operations and the drilling program will take longer period to complete then the original estimated period of 4 months. Our anticipated cost is as follow:
One professional engineer
5,000
Two workers
10,000
$220,000 equipment prorated on 12
month
18,334
Insurance premium
900
Office expenses
Nil
Total monthly costs
$34,234

If we divide our total net proceeds of $330,000 by the monthly budgeted expenses then we can only operate for 9 month. The scaled down operation will prolong the drilling program as we will not have all the required equipment and we will be understaffed. The elimination of the office function will result in management been unable to effectively manage the drilling process, preparing for the next phase and effectively communicate with the market and shareholders.


DESCRIPTION OF PROPERTY

We do not own any properties as we are in the exploration stage. We lease our 4,000 square foot office in Vancouver, British Columbia from our president on a month-to-month basis without charge.


TRANSACTIONS WITH MANAGEMENT

Except for the issuance of common stock to our officers and directors at the same price of $0.001 per share as paid by the non-officer/director shareholders, we have not entered into any transactions with management.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of units may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resale. Furthermore, the units are not marginal and it is unlikely that a lending institution would accept our common stock as collateral for a loan. Pursuant to this registration statement, we propose to publicly offer a maximum of 10,000,000 units. Each unit will consist of one common share and one common stock purchase warrant. The warrant expires within five years from the unit issuance date. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase or securities convertible into common stock. We have not agreed to register shares of common stock held by existing security holders for resale. We currently have 22 shareholders.


EXECUTIVE COMPENSATION

To date we have no employees other than our officers. Neither our officers nor directors have been paid any compensation. Moreover, we presently have no formal employment agreements or other contractual arrangements with our officers or directors or any one else regarding the commitment of time or the payment of salaries or other compensation.



FINANCIAL STATEMENTS


GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)
United States Dollars

BALANCE SHEET
September 30, 2005
(Unaudited)






CURRENT ASSETS


Cash on hand
2,744


PROPERTY, PLANT AND EQUIPMENT              (note 4)
285,000


Total Assets
$287,744


LIABILITIES AND STOCK HOLDER EQUITY



CURRENT LIABILITY


Trade payables
400

Current portion of long term
debt
125,000


125,400
LONG TERM DEBT


Due to shareholders  (note 3)
38,059

Long term debt
125,000


163,059


Total Liabilities
288,459


STOCKHOLDERS' EQUITY

Deficit
(8,915)
Common stock, $0.001 par value, 70,000,000 shares authorized, 8,200,000 issued and outstanding

8,200
Total Equity
(715)


Total Liabilities and Stockholders' Equity
$287,744


The accompanying notes are integral part of these financial statements

F-1


GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)

Interim Statement of Operations

For the nine month ended September 30, 2005
(Unaudited)





Three month ended
September 30
Nine months
ended September
30
Revenue
$-
$-


Expenses




Accounting and audit
-
830
Bank charges
95
150
Exchange gain and loss
170
305
Legal
-
5,000
License and registration
880
1,180
Transfer agent
1,200
1,450



Net Loss
(2,345)
(8,915)







The accompanying notes are an integral part of these financial statements

F-2




GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)

Interim Statement of changes in Stockholder's Equity

From January 19, 2005 (the inception date) to September 30, 2005
(Unaudited)


Common Stock
Capital
in excess
of Par
Value
Deficit
Net
Stockholder's
Position

Shares
Amount



Balance Jan.
19, 05
$-
$-



Shares issued
for cash at
$0.001 on
February 10,
2005



8,200,000



8,200


-





March 31, 2005



(180)
8,020
June 30, 2005



(6,390)
1,630
September 30,
2005

8,200,000

$8,200

$-

($2,345)

($715)






























The accompanying notes are an integral part of these financial statements.

F-3


GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)

Interim Statement of Cash Flow

For the nine months ending September 30, 2005
(Unaudited)


Three month ended
September 30,
2005
Nine month ended
September 30,
2005
Cash flow from operating
activities


Net profit (loss)
($2,345)
($8,915)
Changes in non cash working
capital
400
400



Net increase (decrease) from
operations
(1,945)
(8,515)



Cash flow from investing
activities
(285,000)
(285,000)



Cash flow from financing
activities


Loans from shareholders
38,059
38,059
Mineral option
250,000
250,000
Common Shares issued

8,200



Net increase from financing
activities
288,059
296,259



Net increase (decrease) in cash
1,114
2,744



Cash at beginning of period
1,630
-



Cash at end of period
$2,744
$2,744




The accompanying notes are integral part of these financial statements

F-4


GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS
September 30, 2005

1.Organization

Georgia International Mining Corporation "Georgia' was incorporated under the laws of the State of Nevada on January 19, 2005 with authorized common stock of 70,000,000 shares at $0.001 par value. Georgia has elected December 31 as its fiscal year end.

Georgia was organized for the purpose of conducting mining exploration, developing mining sites and producing minerals to the consumer markets.

Since its inception, Georgia has completed private placement offerings of 8,200,000 common shares for $8,200

The financial statements have been prepared on the basis of going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Georgia has not generated any revenues or completed development of any commercially acceptable products or services to date and losses are expected to be incurred in developing its businesses. The ability of Georgia to continue as a going concern is dependent on raising additional capital, the support of its shareholders and ultimately on generating future profitable operations.

2.Summary of significant accounting policies

Basis of presentation

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation S-B as promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. These unaudited interim financial statements should be read in conjunction with Georgia's audited financial statements for the quarter ended March 31, 2005. In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.
The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of Georgia's financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of Georgia's financial position and results of operations.
F-5


NOTES TO INTERIM FINANCIAL STATEMENTS Con't
September 30, 2005
The financial statements have, in management's opinion, been properly prepared within the reasonable limits of materiality and within the framework of the significant accounting policies summarized below:
Cash and Cash Equivalents

Georgia considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

Fair Value of Financial Instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107 Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by Georgia, using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities including cash approximate carrying value due to the short-term maturity of the instruments.

3.Related Party Transaction

Related parties owns 51% of the common sock issued as follows:

Mark Hague:		49%
Noelle Anderson	  2%

During the quarter ended September 30, 2005 our president and director Mr. Mark Hague paid $35,000 to Firstline Environmental Solutions on behalf of our company to secure an option agreement to purchase three mining claims in the Cariboo District, British Columbia. The amount was recorded as shareholder loan, does not bear any interest, and have no repayment date.

Mr. Hague has also provided Georgia a loan of $3,059 for working capital. The loan was recorded as a shareholder loan, does not bear any interest, and have no repayment date.

4.Mineral Property Interest

On July 30, 2005 GEORGIA signed an option agreement with Firstline Environmental Solutions Inc, A Florida Corporation (FESI) to purchase three mineral claims numbers; 506335, 506336 and 506337 located in the Cariboo District, British Columbia. The claims are part of the Burns Group Mineral Claim that, encompass 3,900 hectare or 12,000 acres. The area size of the three claims is defined on the geological maps registered in the British Columbia Mining Office. The option price is $285,000 of which, $35,000 was paid upon signing the agreement and the remainder balance of $250,000 is payable on two installments (i) $125,000 due on June 30, 2006 and (ii) $125,000 due on June 2007. The agreement stipulates that GEORGIA must conduct mineral exploration as soon its securities become listed on a public market, and will have one year from that date to complete its exploration program on the three mineral claims otherwise, FESI will have the right to cancel this agreement and GEORGIA will not be

F-6


NOTES TO INTERIM FINANCIAL STATEMENTS Con't
September 30, 2005

entitled to recover its $35,000 investment. The option agreement does not include any current or future royalty payments or any other types of payments that will have to be accrued other then the two installments mentioned above once GEORGIA starts its mining operations. The region where the claims are situated enjoys a moderate weather that allows mining companies to conduct tests or drilling programs during the fall and early spring season.


ITEM 2. Management Discussion and Analysis

Overview

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. On July 30, 2005 we entered into agreement with FESI to acquire an option to purchase 3 mining claims (Known as the Burns Group) in the caribou District of British Columbia.

Exploration of these mineral claims is required before any determination as to their viability can be made. No commercially viable mineral deposit may exist on our mineral claims. Our plan of operations is to carry out exploration work on this claim in order to ascertain whether it possesses commercially exploitable deposits of gold, silver or any other valuable minerals. We can provide no assurance to investors that our mineral claim contains a mineral deposit until appropriate exploratory work is done and an evaluation based on that work concludes further work programs are justified. We will not be able to determine whether or not our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.
Plan of Operations
Our business plan is to proceed with the exploration of the Burns Group claims to determine whether there are commercially exploitable reserves of gold, silver or other metals.
The drilling program will cost substantial funds for studies, engineering and drilling number of wholes in the ground prior determining if we have a commercially viable mineral deposit.

We will hire a professional geologist and the necessary crew with the required equipment to conduct the drilling program. The professional geologist \ mining engineer will have all the required credential to practice in the province of British Columbia as well, a miner license that is required to run a mine site. The estimated time to complete the drilling program is 4 month (based on similar operations conducted by other mining companies in the region). Management expects to drill between 5 and 8 holes at an estimates cost between $500,000 and $800,000 based on similar programs that were conducted in the region. The cost of the drilling program will be funded entirely from this prospectus.



F-7


NOTES TO INTERIM FINANCIAL STATEMENTS Con't
September 30, 2005

The drilling program will identify the commercial value of gold veins and other minerals in the claims mentioned above, as well the estimated reserves. If the results were positive (Commercial value is higher then cost of production), then we will proceed to the next step, property development. If the results were negative (Commercial value is below cost of production) then we will stop the drilling program and depending on our liquidity position, we may decide to venture in another property. However the final decision in this case will be made in a general shareholders meeting.
We will need to raise capital to finance the drilling program. Georgia presently has filed a prospectus with SEC to raise the required funds by issuing 10,000,000 for a net proceed of $870,000
Going Concern
We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report on our audited financial statements that they have substantial doubt we will be able to continue as a going concern Off-Balance Sheet Arrangements
We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.
FORWARD LOOKING STATEMENTS
Certain statements discussed or referenced in this report may be identified as forward-looking statement such as "may", "will", "expect", "believe", "estimate", "anticipate", "intend", "continue", or similar terms, variations of such terms or the negative of such terms. All forward-looking statements speak only as of the date of this report, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this report to reflect any change in our expectations with regard to such statements or any change in events, conditions or circumstances on which any such statement is based. Although such statements are based upon our current expectations, and we believe such expectations are reasonable, such expectations, and the forward-looking statements based on them, are subject to a number of factors, risks and uncertainties that could cause our actual results to differ materially from those described in the forward-looking statements, including those described below and in our other filings with the Securities and Exchange



F-8



NOTES TO INTERIM FINANCIAL STATEMENTS Con't
September 30, 2005

ITEM 3.  Controls and Procedures.

As required by Rule 13a-15 under the Securities Exchange Act of 1934 (the "Exchange Act"), we carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of September 30, 2005, being the date of our most recently completed fiscal quarter. This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer Mr. Mark Hague and Chief Financial Officer, Mr. Reda Akladios. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective in timely alerting management to material information relating to us required to be included in our periodic SEC filings. There have been no significant changes in our internal controls or in other factors that could significantly affect internal controls subsequent to the date we carried out our evaluation.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms.
Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and our Chief Financial Officer, to allow timely decisions regarding required disclosure.
During our most recently completed fiscal quarter ended September 30, 2005 there were no changes in our internal control over financial reporting that have materially affected, or are reasonably likely to affect, our internal control over financial reporting.
The term "internal control over financial reporting" is defined as a process designed by, or under the supervision of, the registrant's principal executive and principal financial officers, or persons performing similar functions, and effected by the registrant's board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:
(a)
Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the registrant;

(b)
Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the registrant are being made only in accordance with authorizations of management and directors of the registrant; and

(c)
Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the registrant's assets that could have a material effect on the financial statements.
F-9







GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)
United States Dollars

BALANCE SHEET

Audited



March 31,
2005
ASSETS

CURRENT ASSETS

Cash on hand
8,020


Total Assets
$8,020


LIABILITIES AND STOCK HOLDER EQUITY



CURRENT LIABILITY
-


Total Current Liabilities
-


STOCKHOLDERS' EQUITY

Deficit
180
Common stock, $0.001 par value, 70,000,000
shares authorized, 8,200,000 issued and
outstanding
8,200
Total Equity
8,020


Total Liabilities and Stockholders' Equity
$8,200

















GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)

Interim Statement of Operations

From January 19, 2005 (the inception date) to March 31, 2005

Audited



Revenue
$-




Expenses



Exchange gain and loss
35
License and registration
125
Bank charges
20
Net profit (Loss)
$180
































GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)

Interim Statement of changes in Stockholder's Equity

From January 19, 2005 (the inception date) to March 31, 2005

Audited




Common Stock
Capital in
excess of
Par Value
Accumulated
Income /
Deficit

Shares
Amount


Balance Jan. 19,
05
$-
$-


Shares issued for
cash at $0.001 on
February 10, 2005


8,200,000


8,200


-


-





Balance March 31,
2005

8,200,000

$8,200

$-

$-







































GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)

Interim Statement of Cash Flow

From January 19, 2005 (the inception date) to March 31, 2005

Audited


March 31, 2005
Cash flow from operating activities

Net profit (loss)
($180)


Cash flow from investing activities
-


Cash flow from financing activities

Common Shares issued
8,200


Net increase (decrease) in cash
8,200


Cash at beginning of period
-


Cash at end of period
$8,020
























GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)

NOTES TO THE AUDITED  INTERIM FINANCIAL STATEMENTS

March 31, 2005



1.Organization

The Company was incorporated under the laws of the State of Nevada on January 19, 2005 with authorized common stock of 70,000,000 shares at $0.001 par value. The Company has elected January 31 as its fiscal year end.

The Company was organized for the purpose of conducting mining exploration, developing mining sites and producing minerals to the consumer markets.

Since its inception, the Company has completed private placement offerings of 8,200,000 common shares for $8,200

The financial statements have been prepared on the basis of going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The company has not generated any revenues or completed development of any commercially acceptable products or services to date and losses are expected to be incurred in developing its businesses. The ability of the Company to continue as a going concern is dependent on raising additional capital and ultimately on generating future profitable operations.

Interim Financial Statements

The accompanying audited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B.

2.Summary of significant accounting policies

Basis of presentation

The accompanying financial statements are presented in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States.


Use of Estimates and Assumptions

Preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

Fair Value of Financial Instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107 Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities including cash approximate carrying value due to the short-term maturity of the instruments.

3.Related Party Transaction

Related parties owns 51% of the common sock issued as follows:

Mark Hague:		49%
Noelle Anderson	  2%












Part II - Information Not Required in Prospectus

Item 24.	Indemnification of Directors and Officers

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

(a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

Item 25.	Other Expenses of Issuance and Distribution*

The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement.


Amount
SEC registration fee
$278.74
Printing and shipping expenses
$2,500.00
Legal fees and expenses
$22,000.00
Accounting fees and expenses
$3,000.00
Transfer and Miscellaneous expenses
$2,221.26
Total
$30,000

* All expenses except SEC registration fee are estimated.



Item 26.	Recent Sales of Unregistered Securities

In February 2005 the following common shares were issued to accredited investors without registration under the Securities Act of 1933. With respect to the sales, the Company relied on section 4(2) of the securities act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The Securities were offered to accredited investors, personally known to the company's officers. The investors were provided all material information regarding the private placement and the Company. The securities were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by the Company.


Shares Issued
Consideration
Mark Hague

4,000,000

$4,000
Paul Hague

200,000
$200
Valentina
Giverin

200,000
$200
Lisa McKay
200,000
$200
Gino Mollica
200,000
$200
Doug Merrik
200,000
$200
Thomas C Hatton
200,000
$200
Judy Mooring
200,000
$200
Peter Mollica
200,000
$200
Mike Mollica
200,000
$200
Frank Mollica
200,000
$200
Brett Hatton
200,000
$200
Delaine Mollica
200,000
$200
Garry Dawe
200,000
$200
Latifa Brett
200,000
$200
First Time Investment*
200,000
$200
Robert Mills
200,000
$200
Irene Mills
200,000
$200
Eric Anderson
200,000
$200
Fernanda Akladios
200,000
$200
Reda Akladios
200,000
$200
Noelle Anderson
200,000
$200
Total
8,200,000
$8,200

*First Time Investment is controlled by Evan Brett.




ITEM 27.  EXHIBITS.

The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

Item
Exhibit
Status
5.1
Amended legal opinion
Filed
23.1
Consent of. Cinnamon Jang Willoughby &
Company, Chartered Accountants
Filed
23.2
Consent of Robert Reid, Professional
Geoscientist
Filed
99.1
Amended Subscription Agreement
Filed
99.2
Auditors report re Going Concern
Filed
99.3
Mining Geological Report
Filed










Item 28.  Undertakings

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registration hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
We hereby undertake to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities
Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and nay deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.



(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Amended Registration Statement to be signed on its behalf by the undersigned, on December 15, 2005


GEORGIA INTERNATIONAL MINING COPORATION




By: / Mark Hague (Signed)
-----------------------------------
Mark Hague, President and Director



By: Reda Akladios (Signed)
-----------------------------------
Reda Akladios, Chief Financial Officer and Controller








GEORGIA INTERNATIONAL MINING CORPORATION
Registration Statement SB-2 	December 2005	Page  ii
Registration Statement SB-2 	December 2005	Table of Contents
Registration Statement SB-2 	December 2005	Page  46